UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2020

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA 92707

(Address of principal executive offices)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTMI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On January 19, 2020, TTM Technologies, Inc., a Delaware corporation (the “Company”), TTM Technologies China Limited, a wholly-owned subsidiary of the Company (the “Seller”), and AKMMeadville Electronics (Xiamen) Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (the “Purchaser”), entered into a definitive equity interests purchase agreement (the “Purchase Agreement”) pursuant to which the Seller agreed to sell to the Purchaser all of the issued and outstanding equity interests of Shanghai Kaiser Electronics Co., Ltd. (“SKE”), Shanghai Meadville Electronics Co., Ltd. (“SME”), Shanghai Meadville Science & Technology Co., Ltd. (“SP”) and Guangzhou Meadville Electronics Co., Ltd. (“GME,” and collectively with SKE, SME and SP, the “Company Subsidiaries”) for a base purchase price of $550 million in cash, subject to customary purchase price adjustments (the “Transaction”). The Purchase Agreement excludes from the sale certain accounts receivable of the divested business as of the closing date, which the Company expects based on the terms of the Purchase Agreement will result in an estimated $110 million in cash receivable to the Company. The Purchase Agreement is dated as of January 20, 2020, as the date in China at the time of execution.

The Transaction has been unanimously approved by the board of directors of the Company.

Consummation of the Transaction is subject to the satisfaction or waiver, to the extent permitted by applicable law, of certain conditions, including (i) obtaining a decision issued by the People’s Republic of China State Administration For Market Regulation approving the Transaction under The People’s Republic of China Anti-Monopoly Law of August 1, 2008, as amended, (ii) the submission of change in ownership filings with other local government authorities and (iii) the absence of any order, injunction or law preventing or prohibiting the consummation of the Transaction.

The Company’s and Seller’s obligations to consummate the Transaction are also subject to, among other things, (i) the accuracy of representations and warranties of the Purchaser set forth in the Purchase Agreement, and (ii) compliance with covenants of the Purchaser set forth in the Purchase Agreement.

The parties to the Purchase Agreement have made to each other certain representations and warranties, and have agreed to certain covenants and agreements, including with respect to cooperation, regulatory approvals, the conduct and operations of the Company Subsidiaries prior to the closing and similar matters. In addition, the Purchase Agreement contemplates that the Company, the Seller and the Purchaser will enter into certain ancillary agreements in connection with theTransaction. The Purchase Agreement contemplates that Purchaser will obtain a buy-side representation and warranty insurance policy as recourse in the event of breaches of the Company’s or Seller’s representations and warranties.

The Purchase Agreement contains customary termination provisions in favor of both parties, including a mutual right to terminate the Purchase Agreement if the closing of the purchase and sale of the equity interests of GME (the “GME Closing”) has not occurred on or before December 31, 2020. If the Purchase Agreement is terminated by the Seller or the Purchaser due to a breach by the other party of its representations, warranties, covenants or obligations under the Purchase Agreement, which breach would result in the failure of closing conditions to be satisfied and cannot be cured or remains uncured for twenty calendar days after notice, the Seller and the Purchaser may each be required, as the case may be, to pay the other party a termination fee of $49.5 million, which represents 9% of the base purchase price.

As further described below, the Purchaser delivered payment guarantees issued by the Bank of China (Hong Kong) and the Development Bank of Singapore Hong Kong Branch in the amounts of $353 million and $139.5 million, respectively. The Purchaser paid a deposit of RMB 250 million (approximately $36.3 million) to GME at the time of execution of the Purchase Agreement. Under the terms of the Purchase Agreement, the deposit shall be retained by GME in the event the Purchase Agreement is terminated by Seller in certain circumstances involving a breach by Purchaser of its obligations under the Purchase Agreement or the failure of certain regulatory approvals to be obtained.

The Purchase Agreement provides that Purchaser shall withhold $27.5 million, representing 5% percent of the base purchase price, to be applied against any additional amounts owed to Purchaser as a result of the Purchase Agreement’s post-closing purchase price adjustment provisions or owed to the applicable tax authority in China as additional withholding tax imposed on the purchase price for the Transaction.

The Purchase Agreement restricts the Company and the Seller, for the period lasting until the fourth anniversary of the GME Closing, from engaging in the manufacture or sale of (i) printed circuit board mobility products designed, manufactured, distributed or sold by the four divested subsidiaries as of the GME Closing, or (ii) any products designed or developed as replacements for those products in Asia.

The Purchase Agreement is governed by Hong Kong law.

The Purchase Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. Except for its status as the contractual document that established and governs the legal relations among the parties thereto with respect to the transactions described above. It is not intended to provide any other factual, business or operational information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any description hereof as characterization of the actual state of facts or condition of the Company, the Seller, or the Purchaser, any of their respective affiliates, or their respective businesses. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference thereto. The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Purchase Agreement.

Payment Guarantees

In connection with the execution of the Purchase Agreement, the Purchaser delivered to the Company and the Seller, for their benefit, payment guarantees issued by the Bank of China (Hong Kong) and the Development Bank of Singapore Hong Kong Branch in the amounts of $353 million and $139.5 million, respectively. The Company and the Seller will have the right to draw against these guarantees in the event the Purchaser does not make the required purchase price payments when due pursuant to the terms of the Purchase Agreement.

Copies of the payment guarantees are filed as Exhibits 10.1 and 10.2 to this Report and incorporated herein by reference thereto. The foregoing description of the payment guarantees does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the guarantees.

Item 7.01.	Regulation FD Disclosure.

On January 22, 2020, the Company issued a press release announcing the signing of the Purchase Agreement with the Purchaser. A copy of the Company’s press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

On January 22, 2020, the Company will host a conference call with financial analysts and investors to discuss the announcement of the Transaction and answer questions. A copy of investor presentation materials is furnished with this Report as Exhibit 99.2 and is incorporated herein by reference.

Certain Information

The information furnished in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements that relate to future events or performance. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: the Company’s ability to successfully complete the Transaction on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the potential adverse effect of the announcement relating to the Transaction could have on the market price of the Company’s stock, the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; the level of accounts receivable in the divested business at the time of closing and related impact on the Company’s working capital requirements as a result of excluding accounts receivable from the sale; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Equity Interests Purchase Agreement, dated as of January 20, 2020, by and among TTM Technologies, Inc., TTM Technologies China Limited and AKMMeadville Electronics (Xiamen) Co., Ltd.*

10.1	Payment Guarantee, dated January 21, 2020, issued by DBS Bank Ltd, Hong Kong Branch on behalf of the Seller

10.2	Payment Guarantee, dated January 21, 2020, issued by Bank of China (Hong Kong) Limited on behalf of the Seller

99.1	Press Release, dated January 22, 2020

99.2	Investor Presentation, dated January 22, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The Purchase Agreement is dated as of January 20, 2020, as the date in China at the time the agreement was executed. Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: January 22, 2020	By:	/s/ Daniel J. Weber
Daniel J. Weber
Senior Vice President, General Counsel & Secretary